EXHIBIT 99.1

FOR IMMEDIATE RELEASE

BENCHMARK ELECTRONICS REPORTS FIRST QUARTER 2019 RESULTS

•          Quarterly revenue of $603 million

•          Quarterly EPS of $0.34 ($0.33 non-GAAP)

TEMPE, AZ, April 24, 2019 – Benchmark Electronics, Inc. (NYSE: BHE) today announced financial results for the first quarter ended March 31, 2019.

	Three Months Ended
	Mar 31,	Dec 31,	Mar 31,
In millions, except EPS	2019	2018	2018
Net sales	$603	$657	$608
Net income (loss)(1)	$14	$28	($24)
Net income – non-GAAP(2)	$13	$18	$20
Diluted EPS(1)	$0.34	$0.64	($0.49)
Diluted EPS – non-GAAP(2)	$0.33	$0.41	$0.41

Operating margin	2.7%	2.3%	3.0%
Operating margin – non-GAAP(2)	2.9%	3.2%	3.7%

(1) Includes $40 million ($0.82 per share) for the three months ended March 31, 2018 of foreign withholding taxes and state tax expense of repatriation of foreign cash to US parent company.

(2)  A reconciliation of GAAP and non-GAAP results is included below.

Jeff Benck, Benchmark’s President and CEO stated, “We delivered a solid first quarter with revenue and earnings in line with our expectations.  Revenues were up year-over-year in our targeted A&D, Medical, and Telecommunications markets and non-GAAP gross margins increased 40 bps sequentially to 8.8%.”

“Since joining Benchmark Electronics, I have visited several of our facilities and have experienced first-hand our unique and differentiated capabilities.  I am excited by the talent of our employees across the business and the dedication they bring to solving our customers’ most challenging problems.  Our advanced design and manufacturing services as well as technology solutions provide a strong foundation for innovation and industry excellence as we enable our customers’ new product ideas.  Looking ahead, we remain focused on capturing opportunities to grow our revenue, expand our operating margins, and create long-term value for our shareholders.”

Cash Conversion Cycle

	Mar 31,	Dec 31,	Mar 31,
	2019	2018	2018

Accounts receivable days	61	64	59
Contract asset days	23	19	22
Inventory days	52	46	50
Accounts payable days	(61)	(63)	(60)
Customer deposits	(3)	(4)	(3)
	72	62	68

First Quarter 2019 Industry Sector Update

Revenue and percentage of sales by industry sector (in millions) was as follows.

	Mar 31,		Dec 31,		Mar 31,
Higher-Value Markets	2019		2018		2018
Industrials	$116	20%	$121	18%	$125	20%
A&D	104	17	105	16	98	16
Medical	103	17	104	16	97	16
Test & Instrumentation	66	11	70	11	102	17
	$389	65%	$400	61%	$422	69%

	Mar 31,		Dec 31,		Mar 31,
Traditional Markets	2019		2018		2018
Computing	$124	21%	$171	26%	$103	17%
Telecommunications	90	14	86	13	83	14
	$214	35%	$257	39%	$186	31%
Total	$603	100%	$657	100%	$608	100%

Higher‐value markets were down 8% year‐over‐year from softer demand in Test & Instrumentation (primarily semi-capital equipment).  Traditional market revenues were up 14% year-over-year primarily from higher Computing revenues.

First Quarter 2019 Bookings Update

•          New program bookings of $161 million at the midpoint of projected annualized revenue.

•          20 engineering awards supporting early engagement opportunities.

•          34 manufacturing wins across all market sectors.

The Company projects that new program bookings for the first quarter will result in annualized revenue of $134 to $188 million when fully launched in the next 12-24 months, medical up to 36 months.

Second Quarter 2019 Outlook

•          Revenue between $555 - $585 million.

•          Diluted GAAP earnings per share between $0.15 - $0.25.

•          Diluted non-GAAP earnings per share between $0.28 - $0.36 (excluding restructuring charges and other costs and amortization of intangibles).

First Quarter 2019 Results Conference Call Details

A conference call hosted by Benchmark management will be held today at 5:00 p.m. Eastern Time to discuss the Company’s financial results and outlook.  This call will be broadcast via the internet and may be accessed by logging on to the Company’s website at www.bench.com.

About Benchmark Electronics, Inc.

Benchmark is a worldwide provider of innovative product design, engineering services, technology solutions and advanced manufacturing services.  From initial product concept to volume production, including direct order fulfillment and aftermarket services, Benchmark has been providing integrated services and solutions to original equipment manufacturers since 1979.  Today, Benchmark proudly serves the following industries: aerospace and defense, medical technologies, complex industrials, test and instrumentation, next-generation telecommunications and high-end computing.  Benchmark’s global operations network includes facilities in eight countries and common shares trade on the New York Stock Exchange under the symbol BHE.

For More Information, Please Contact:

Lisa K. Weeks, VP of Strategy & Investor Relations

623-300-7052 or lisa.weeks@bench.com

Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  The words “expect,” “estimate,” “anticipate,” “predict” and similar expressions, and the negatives thereof, often identify forward-looking statements, which are not limited to historical facts.  Forward-looking statements include, among other things: guidance for 2019 results; projected annual revenues resulting from new program bookings; statements, express or implied, concerning future operating results or margins, the ability to generate sales and income or cash flow; and Benchmark’s business and growth strategies and expected growth and performance.  Although Benchmark believes these statements are based upon reasonable assumptions, they involve risks and uncertainties relating to operations, markets and the business environment generally.  If one or more of these risks or uncertainties materializes, or underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.  Readers are advised to consult further disclosures on these risks and uncertainties, particularly in Item 1A, “Risk Factors”, of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and in its subsequent filings with the Securities and Exchange Commission.  All forward-looking statements included in this document are based upon information available to the Company as of the date of this document, and it assumes no obligation to update them.

Non-GAAP Financial Measures

This document includes certain financial measures that exclude items and therefore are not in accordance with U.S. generally accepted accounting principles (“GAAP”).  A detailed reconciliation between GAAP results and results excluding special items (“non-GAAP”) is included in the following tables attached to this document.  Management discloses non‐GAAP information to provide investors with additional information to analyze the Company’s performance and underlying trends.  Management uses non‐GAAP measures that exclude certain items in order to better assess operating performance and help investors compare results with our previous guidance.  The Company’s non‐GAAP information is not necessarily comparable to the non‐GAAP information used by other companies.  Non‐GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as a measure of the Company’s profitability or liquidity.  Readers should consider the types of events and transactions for which adjustments have been made.

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Benchmark Electronics, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Results
(Amounts in Thousands, Except Per Share Data)
(UNAUDITED)

	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018

Income from operations (GAAP)	$16,087	$15,265	$17,967
Restructuring charges and other costs	1,576	3,527	2,235
Customer recovery	(2,742)	(113)	(341)
Amortization of intangible assets	2,367	2,384	2,366
Non-GAAP income from operations	$17,288	$21,063	$22,227

Gross Profit (GAAP)	$53,800	$55,199	$58,318
Customer recovery	(1,024)	(113)	(341)
Non-GAAP Gross Profit	$52,776	$55,086	$57,977

Net income (loss) (GAAP)	$13,773	$27,716	$(23,641)
Restructuring charges and other costs	1,576	3,527	2,235
Customer recovery	(2,742)	(113)	(341)
Amortization of intangible assets	2,367	2,384	2,366
Settlement	(1,836)	-	-
Income tax adjustments(1)	206	(1,050)	(818)
Tax Cuts and Jobs Act(2)	-	(14,529)	40,114
Non-GAAP net income	$13,344	$17,935	$19,915

Diluted earnings (loss) per share:
Diluted (GAAP)	$0.34	$0.64	$(0.49)
Diluted (Non-GAAP)	$0.33	$0.41	$0.41

Weighted-average number of shares used
in calculating earnings (loss) per share:
Diluted (GAAP)	40,853	43,229	48,517
Diluted (Non-GAAP)	40,853	43,229	48,837

(1)               This amount represents the tax impact of the non-GAAP adjustments using the applicable effective tax rates.

(2)               This amount represents the impact of repatriating foreign earnings from our foreign jurisdictions to the U.S., offset by available U.S. foreign tax credits, and a non-recurring tax true-up benefit as a result of finalizing our federal and state income tax accounting for the U.S. transitions toll tax from the 2017 Tax Cuts and Jobs Act.

Benchmark Electronics, Inc. and Subsidiaries

Consolidated Statements of Income
(Amounts in Thousands, Except Per Share Data)
(UNAUDITED)

	Three Months Ended
	March 31,
	2019	2018

Sales	$602,820	$608,136
Cost of sales	549,020	549,818
Gross profit	53,800	58,318
Selling, general and administrative expenses	33,770	35,750
Amortization of intangible assets	2,367	2,366
Restructuring charges and other costs	1,576	2,235
Income from operations	16,087	17,967
Interest expense	(1,609)	(2,428)
Interest income	1,297	1,933
Other income, net	1,604	43
Income before income taxes	17,379	17,515
Income tax expense	3,606	41,156
Net income (loss)	$13,773	$(23,641)

Earnings (loss) per share:
Basic	$0.34	$(0.49)
Diluted	$0.34	$(0.49)

Weighted-average number of shares used in calculating
earnings (loss) per share:
Basic	40,630	48,517
Diluted	40,853	48,517

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets
(UNAUDITED)
(in thousands)
	March 31,	December 31,
	2019	2018

Assets
Current assets:
Cash and cash equivalents	$395,316	$458,102
Accounts receivable, net	405,358	468,161
Contract assets	157,025	140,082
Inventories	315,563	309,975
Other current assets	24,667	27,230
Total current assets	1,297,929	1,403,550
Property, plant and equipment, net	203,796	210,954
Operating lease right-of-use assets	81,159	-
Goodwill and other, net	286,046	285,279
Total assets	$1,868,930	$1,899,783

Liabilities and Shareholders’ Equity
Current liabilities:
Current installments of long-term debt and finance lease obligations	$8,706	$6,793
Accounts payable	371,732	422,053
Accrued liabilities	109,798	108,313
Total current liabilities	490,236	537,159
Long-term debt and finance lease obligations, less current installments	145,205	147,277
Operating lease liabilities	70,859	-
Other long-term liabilities	83,905	83,122
Shareholders’ equity	1,078,725	1,132,225
Total liabilities and shareholders’ equity	$1,868,930	$1,899,783

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Statement of Cash Flows
(in thousands)
(UNAUDITED)

	Three Months Ended
	March 31,
	2019	2018

Cash flows from operating activities:
Net income (loss)	$13,773	$(23,641)
Depreciation and amortization	12,172	12,384
Stock-based compensation expense	2,772	2,870
Accounts receivable, net	64,176	33,419
Contract assets	(16,943)	(1,127)
Inventories	(5,862)	(38,210)
Accounts payable	(45,914)	2,337
Other changes in working capital and other, net	(7,760)	36,498
Net cash provided by operations	16,414	24,530

Cash flows from investing activities:
Additions to property, plant and equipment and software	(10,074)	(20,877)
Other investing activities, net	(97)	(122)
Net cash used in investing activities	(10,171)	(20,999)

Cash flows from financing activities:
Share repurchases	(61,080)	(58,381)
Equity forward contract related to accelerated share repurchase	-	(10,000)
Net debt activity	(274)	(4,551)
Other financing activities, net	(7,160)	2,316
Net cash used in financing activities	(68,514)	(70,616)
Effect of exchange rate changes	(515)	866
Net decrease in cash and cash equivalents	(62,786)	(66,219)
Cash and cash equivalents at beginning of year	458,102	742,546
Cash and cash equivalents at end of period	$395,316	$676,327